UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information disclosed in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events

On December 7, 2022, Nuwellis, Inc. (the “Company”) convened its special meeting of stockholders (the “Special Meeting”). At that time, there were not present virtually or represented by proxy a sufficient number of shares of the Company’s common stock to constitute a quorum. Accordingly, the Company adjourned the Special Meeting without any business being conducted, in order to allow time to achieve quorum and to allow the Company’s stockholders additional time to vote on the proposals set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2022 (the “Proxy Statement”).

The adjourned Special Meeting will reconvene on January 4, 2023 at 2:00 p.m. (Central Time) virtually at www.viewproxy.com/nuwesm/2022. The close of business on October 13, 2022 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Special Meeting. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action.

No changes have been made in the proposals to be voted on by stockholders at the Special Meeting. The Company encourages all of its stockholders to read the Company’s definitive Proxy Statement, which is available free of charge on the SEC’s website at www.sec.gov.

During the period of adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals set forth in the Proxy Statement. The Company encourages all stockholders who have not yet voted to do so promptly.

As of December 6, 2022, the Company had 51,941,094 shares of common stock issued and outstanding.

On December 8, 2022, the Company issued a press release announcing the adjournment of the Special Meeting. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Exhibit Description
99.1	Press Release dated December 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2022	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
Name:	Nestor Jaramillo, Jr.
Title:	President and Chief Executive Officer